Exhibit 99.1
Thomas Weisel Partners to Present at the 2006 Keefe, Bruyette & Woods
Securities Brokerage Conference in New York
San Francisco, October 30, 2006 — Thomas Weisel Partners Group, Inc. (NASDAQ: TWPG) an investment bank focused on the growth sectors of the economy, will participate in the Keefe, Bruyette & Woods Securities Brokerage Conference held at the Pierre Hotel in New York, New York on November 1-2, 2006. Thomas W. Weisel, Chairman & CEO, is scheduled to present on Wednesday, November 1st at approximately 1:15 p.m. (EST). The presentation may include forward-looking statements, including guidance as to future results. A simultaneous audio Webcast and replay of the full presentation and a copy of the presentation materials will be available on the Investor Relations section of the company’s website at www.tweisel.com.
About Thomas Weisel Partners Group, Inc.
Thomas Weisel Partners Group, Inc. is an investment bank, founded in 1998, focused principally on the technology, healthcare and consumer sectors of the economy. Thomas Weisel Partners Group, Inc. is managed as a single operating segment and generates revenues from three principal sources: investment banking, brokerage and asset management. The investment banking group is comprised of two disciplines: corporate finance and strategic advisory. The brokerage group provides equity and convertible debt securities sales and trading services to institutional investors, and offers brokerage, advisory and cash management services to high-net-worth individuals and corporate clients.
Investor Relations Contact:
Deborah Lightfoot
415-364-2500
investorrelations@tweisel.com